Exhibit 10.2
SETTLEMENT AGREEMENT
     This SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of March 19, 2008, by and among Capital Senior Living Corporation, a Delaware corporation (“Capital Senior”); Boston Avenue Capital, LLC, an Oklahoma limited liability company (“Boston Avenue”); Yorktown Avenue Capital, LLC, an Oklahoma limited liability company (“Yorktown Avenue”); Stephen J. Heyman (“Heyman”); and James F. Adelson (“Adelson” and, together with Heyman, Boston Avenue and Yorktown Avenue, the “Boston Avenue Parties”).
RECITALS
     WHEREAS, the Boston Avenue Parties beneficially own approximately 7.1% of the outstanding common stock, par value $.01 per share (the “Common Stock”), of Capital Senior and have filed a Schedule 13D with the Securities and Exchange Commission in which they have reserved the right to seek representation on Capital Senior’s board of directors (the “Board”) at Capital Senior’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”); and
     WHEREAS, among other things, Capital Senior is entering into a Settlement Agreement (the “West Creek Settlement Agreement”) as of the date hereof with West Creek Capital, LLC, a Delaware limited liability company (“West Creek”); Harvey Hanerfeld (“Hanerfeld”); and Roger Feldman (“Feldman” and, together with Hanerfeld and West Creek, the “West Creek Parties”) pursuant to which West Creek, another significant holder of the Common Stock will, among other things, be provided representation on the Board as a stockholder representative; and
     WHEREAS, Capital Senior will only enter into the West Creek Settlement Agreement if the Boston Avenue Parties agree to enter into this Agreement;
     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AGREEMENTS
     Section 1.1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
     “2008 Nominees” shall have the meaning ascribed thereto in the West Creek Settlement Agreement.
     “2009 Annual Meeting” shall mean the annual meeting of Capital Senior’s stockholders to be held in 2009, or any special meeting of stockholders held in lieu thereof at which directors are to be elected to the Board.
     “Affiliate” shall mean (a) with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person and (b) any officers, directors or members of Boston Avenue.

     “Boston Avenue Group” shall mean (a) the Boston Avenue Parties; (b) any and all Affiliates of any Boston Avenue Party, (c) any Person as to which beneficial ownership of Common Stock, directly or indirectly, is controlled or shared by a Boston Avenue Party; (d) any then-current officers, directors or managing members (or Persons serving is equivalent capacities) of any Person described in clauses (a) or (b) above; and (e) with respect to any Person described in clauses (a) or (b) above who is an individual, (i) any and all immediate family members of such Person, (ii) the heirs, executors, personal representatives and administrators of such Person, (iii) any and all trusts established for the benefit of such Person and (iv) any and all charitable foundations the investment decisions of which are controlled by such Person.
     “Governmental or Regulatory Authority” shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, or any stock exchange or market in which the Common Stock is listed for trading or traded.
     “Management Proposal” shall mean a proposal presented by the Board for consideration at an annual meeting of Capital Senior’s stockholders that is anything other than the election of directors or ratification of the appointment of Capital Senior’s independent auditors. “Person” shall mean any individual, corporation, limited liability company, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act.
     “Restricted Activity” shall mean (i) soliciting proxies or consents for the voting of any shares of Common Stock or otherwise becoming a “participant,” directly or indirectly, in any “solicitation” of “proxies” or consents to vote, or becoming a “participant” in any “election contest” involving Capital Senior (all terms used herein and defined in Regulation 14A under the Exchange Act having the meanings assigned to them therein), (ii) seeking to advise or influence any person with respect to the voting of any shares of Common Stock in a manner other than as recommended by the Board, (iii) initiating, proposing or otherwise “soliciting” Capital Senior stockholders for the approval of shareholder proposals, (iv) otherwise communicating with Capital Senior’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act, (v) otherwise engaging in any course of conduct with the purpose of causing any other stockholder of Capital Senior to vote contrary to the recommendation of the Board on any matter presented to Capital Senior’s stockholders for their vote or (vi) otherwise acting, directly or indirectly, alone or in concert with others, to seek to control or influence the management, the Board, policies or affairs of Capital Senior. Notwithstanding the foregoing, no activity specified in any of the foregoing clauses (ii) through (vi) inclusive shall, with respect only to a Management Proposal, be deemed to be a Restricted Activity during the Solicitation Period for the 2008 Annual Meeting. For the avoidance of doubt, any of the activities specified in any of the foregoing clauses (ii) through (vi) inclusive shall, during the Solicitation Period of 2008 Annual Meeting, be deemed to be Restricted Activities to the extent they are taken with respect to any matter at such annual meeting that is not a Management Proposal. “Solicitation Period” shall mean, with respect to any annual meeting of Capital Senior’s stockholders, the time period from (A) the earlier of (i) the time when notice of such annual meeting is given by Capital Senior or (ii) such earlier time, if any, as Capital Senior shall publicly announce or disclose an intention to present a Management Proposal at such annual meeting to (B) the conclusion of such annual meeting.
     “Special Committee” shall have the meaning ascribed thereto in the West Creek Settlement Agreement.
     “Strategic Alternatives” shall have the meaning ascribed thereto in the West Creek Settlement Agreement.
     “West Creek Replacement” shall have the meaning ascribed thereto in the West Creek Settlement Agreement.
     Section 1.2. Restricted Activities; Voting Agreement. Subject to the condition that Capital Senior performs all of its obligations in the West Creek Settlement, specifically including but not limited to those obligations set forth in Sections 1.2 and 1.3 thereof:
     (a) from the date hereof through the completion of the 2008 Annual Meeting, no Boston Avenue Party shall, and each of the Boston Avenue Parties shall use all commercially reasonable efforts to cause each other member of the Boston Avenue Group not to, directly or indirectly, engage in any Restricted Activity.
          (b) The Boston Avenue Parties shall, and shall cause each other member of the Boston Avenue Group as to which the Boston Avenue Parties have voting control over such other members’ Common Stock to, cause all shares of Common Stock beneficially owned by each of them to be present at the 2008 Annual Meeting for purposes of establishing a quorum and (x) to be voted for the nominees recommended by the Board (provided such nominees include the 2008 Nominees), (y) to be voted or not voted on all other proposals of the Board and any proposals by other stockholders of Capital Senior not covered by clause (z) below, as each such Person determines is appropriate, and (z) to be voted in accordance with the recommendation of the Board on any proposals with respect to an election of directors of any other stockholder of Capital Senior that is proposing one or more nominees for election as director in opposition to the nominees of the Board at any such meeting. No later than five business days prior to the 2008 Annual Meeting, the Boston Avenue Parties shall, and shall cause each other member of the Boston Avenue Group as to which the Boston Avenue Parties have voting control over such other members’ Common Stock to, vote in accordance with this Section 1.2(b). The Boston Avenue Parties shall not, and shall cause each other member of the Boston Avenue Group not to, revoke or change any vote in connection with the 2008 Annual Meeting unless such revocation or change is required or permitted in accordance with the first sentence of this Section 1.2(b)(x) and (z).
     Section 1.3. 2009 Annual Meeting. If (i) the Board approves the Strategic Alternative recommended to it by Hanerfeld or a West Creek Replacement (whether as part of the Special Committee’s recommendation or as a separate recommendation) and has diligently pursued in good faith such Strategic Alternative, and (ii) Capital Senior is in compliance in all material respects with its public disclosure obligations under the Securities Exchange Act of 1934, then no Boston Avenue Party shall, and each of the Boston Avenue Parties shall use all commercially reasonable efforts to cause each other member of the Boston Avenue Group not to, directly or indirectly, engage in any Restricted Activity with respect to the election of directors at the 2009 Annual Meeting.
ARTICLE II
MISCELLANEOUS PROVISIONS
     Section 2.1. Representations and Warranties.
     (a) Each of the parties hereto represents and warrants to the other parties that:
     (i) such party has all requisite authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby,
     (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby,
     (iii) the Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with their respective terms, and
     (iv) this Agreement will not result in a violation of any terms or provisions of any agreements to which such Person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.
     (b) The parties hereto acknowledge, warrant and represent that they have carefully read this Agreement, understand it, have consulted with and received the advice of counsel regarding this Agreement, agree with its terms, are duly authorized to execute it and freely, voluntarily and knowingly execute it.
     Section 2.2. General.
     (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto.
     (b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemplated arrangements and understandings with respect thereto.

     (c) This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.
     (d) All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. overnight mail, addressed to the party to be notified at the respective addresses set forth below, or at such other addresses which may hereinafter be designated in writing:
If to Capital Senior:
Capital Senior Living Corporation
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
Attention: James A. Stroud, Chairman
Fax No.: 972-770-5666
email: jastroud@capitalsenior.com
with copies to:
Capital Senior Living Corporation
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
Attention: Lawrence A. Cohen, Chief Executive Officer
Fax No.: 212-551-1774
email: lcohen@capitalsenior.com
and
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael A. Schwartz
Fax No.: (212) 728-9267
email: mschwartz@willkie.com
If to any of the Boston Avenue Parties:
Boston Avenue Capital, LLC
15 East 5th Street, Suite 2660
Tulsa, Oklahoma 74103
Attention: Chuck Gillman
Fax No.: 918-583-0888
email: cgillman@bostavcap.com
with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
New York, New York 10022
Attention: Steven Wolosky
Fax No.: (212) 451-2300
email: swolosky@olshanlaw.com
     (e) This Agreement and the legal relations hereunder between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed therein, without giving effect to the principles of conflicts of law thereof.
     (f) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.
     (g) It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person, therefore, shall be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
     (h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     (i) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the County of New Castle, for any action, proceeding or investigation in any court or before any governmental authority arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, proceeding or investigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by registered mail to its respective address set forth in this Agreement shall be effective service of process for any action, proceeding or investigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, proceeding or investigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America, in each case located in the County of New Castle, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, proceeding or investigation brought in any such court has been brought in an inconvenient forum.
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

CAPITAL SENIOR LIVING CORPORATION

By:	/s/ James A. Stroud

Name:	James A. Stroud
Title:	Chairman of the Company

BOSTON AVENUE CAPITAL, LLC

By:	/s/ Stephen J. Heyman

Name:	Stephen J. Heyman
Title:	Manager

By:	/s/ James F. Adelson

Name:	James F. Adelson
Title:	Manager

YORKTOWN AVENUE CAPITAL, LLC

By:	/s/ Stephen J. Heyman

Name:	Stephen J. Heyman
Title:	Manager

By:	/s/ James F. Adelson

Name:	James F. Adelson
Title:	Manager

/s/ Stephen J. Hayman

Stephen J. Heyman

/s/ James F. Adelson

James F. Adelson